Exhibit 21(i)

STRYKER CORPORATION LIST OF SUBSIDIARIES
As of December 31, 2021

Name of Subsidiary	State or Country of Incorporation

2Hip Holdings SAS	France
Aimago SA	Switzerland
Alcott Indemnity Company	USA - Vermont
Arrinex, Inc.	USA - Delaware
Berchtold + Fritz GmbH	Germany
Berchtold Consulting GmbH	Switzerland
Berchtold Corporation	USA - Delaware
Berchtold GmbH & Co. KG	Germany
Berchtold Holding Switzerland GmbH	Switzerland
BioMimetic Therapeutics USA, Inc.	USA - Delaware
BioMimetic Therapeutics, LLC	USA - Delaware
Cartiva, Inc.	USA - Delaware
Changzhou Orthomed Medical Instrument Company Limited	China
EnMovi, Ltd.	United Kingdom
Entellus Medical, Inc.	USA - Delaware
Gauss Surgical Singapore Pte. Ltd.	Singapore
Gauss Surgical, Inc.	USA - Delaware
Gongping (Shanghai) Medical Devices Trading Co. Ltd.	China
GYS Tech, LLC	USA - Delaware
HeartSine Technologies Limited	United Kingdom
HeartSine Technologies, LLC	USA - Delaware
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	USA - New Jersey
Hygia Healthcare Services, Inc.	USA - Alabama
Hyperbranch Medical Technologies, Inc.	USA - Delaware
Imascap SAS	France
Imorphics Limited	United Kingdom
Infinity MSD Corp.	USA - Delaware
Infinity MSF Corp.	USA - Delaware
InstruMedics, L.L.C	USA - Michigan
Invuity, Inc.	USA - Delaware
Ivy Sports Medicine, LLC	USA - Delaware
Jiangsu Chuangyi Medical Instrument Company Limited	China
Jolife AB	Sweden
K2M Group Holdings, Inc.	USA - Delaware
K2M Holdings, Inc.	USA - Delaware
K2M UK Limited	United Kingdom
K2M, Inc.	USA - Delaware
Loon Intermediateco, LLC	USA - Delaware
MAKO Surgical Corp	USA - Delaware
Mobius Imaging, LLC	USA - Delaware
Muka Metal Ticaret ve Sanayi Anaonim Sirketi	Turkey
Nettrick Limited	Ireland
Novadaq Corp	USA - Delaware
Novadaq Technologies ULC	Canada
NV Stryker SA	Belgium
OOO "Stryker"	Russia
Orneo Özel Sağlık Hizmetleri Medikal Ticaret Anonim Şirketi	Turkey
OrthoHelix Surgical Designs, Inc.	USA - Delaware
Orthomed (Hong Kong) Medical Instrument Company Limited	Hong Kong
OrthoSensor Korea, Ltd	South Korea
Orthosensor, Inc.	USA - Delaware
OrthoSpace US Inc.	USA - Delaware
Ortho-Space, Ltd.	Israel
Orthovita, Inc.	USA - Pennsylvania
P.C. Sweden Holding AB	Sweden

Exhibit 21(i)

Name of Subsidiary	State or Country of Incorporation

Physio-Control (Shanghai) Sales Co., Ltd.	China
Physio-Control Brazil Vendas Ltda.	Brazil
Physio-Control Holdings Coöperatief U.A.	Netherlands
Physio-Control Holdings Inc	USA - Delaware
Physio-Control Investments, LLC	USA - Delaware
Physio-Control Lebanon Sales Offshore s.a.l.	Lebanon
Physio-Control Manufacturing, Inc.	USA - Washington
Physio-Control Operations Netherlands B.V.	Netherlands
Physio-Control Sales Limited Liability Company	Russia
Physio-Control, Inc.	USA - Washington
PTH West, LLC	USA - Delaware
SafeAir AG	Switzerland
Sage Products Coӧperatief U.A.	Netherlands
Sage Products Holdings II, LLC	USA - Delaware
Sage Products Holdings III, LLC	USA - Delaware
Sage Products, LLC	USA - Delaware
SCI Calyx SA	France
Scopis GmbH	Germany
Spirox, Inc.	USA - Delaware
SSI Divestiture, Inc.	USA - Massachusetts
Stanmore Implants Worldwide Limited	United Kingdom
Stanmore, Inc.	USA - Massachusetts
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co., Ltd.	China
Stryker (Shanghai) Healthcare Products Co., Ltd.	China
Stryker (Suzhou) Medical Technology Co Ltd	China
Stryker (Thailand) Limited	Thailand
Stryker AB	Sweden
Stryker Acquisitions B.V.	Netherlands
Stryker Asia Holdings C.V.	Netherlands
Stryker Australia LLC	USA - Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker Austria GmbH	Austria
Stryker B.V.	Netherlands
Stryker Berchtold B.V.	Netherlands
Stryker Beteiligungs GmbH	Germany
Stryker Canada Holding Company ULC	Canada
Stryker Canada Manufacturing ULC	Canada
Stryker Canada ULC	Canada
Stryker Canadian Management, ULC	Canada
Stryker Capital B.V.	Netherlands
Stryker China Limited	Hong Kong
Stryker Colombia SAS	Colombia
Stryker Communications, Inc.	USA - Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Customs Brokers, LLC	USA - Delaware
Stryker Czech Republic s.r.o.	Czech Republic
Stryker Delaware, Inc.	USA - Delaware
Stryker do Brasil Ltda	Brazil
Stryker EMEA Supply Chain Services B.V.	Netherlands
Stryker Employment Company, LLC	USA - Michigan
Stryker European Holdings Coöperatief U.A	Netherlands
Stryker European Holdings, LLC	USA - Delaware
Stryker European Operations B.V.	Netherlands
Stryker European Operations Holdings I B.V.	Netherlands
Stryker European Operations Holdings II B.V.	Netherlands
Stryker European Operations Holdings III B.V.	Netherlands
Stryker European Operations Holdings, LLC	USA - Delaware

Exhibit 21(i)

Name of Subsidiary	State or Country of Incorporation

Stryker European Operations Limited	Ireland
Stryker Far East, Inc.	USA - Delaware
Stryker Foreign Acquisitions, Inc.	USA - Delaware
Stryker France SAS	France
Stryker Funding B.V.	Netherlands
Stryker Global Technology Center Private Limited	India
Stryker GmbH	Switzerland
Stryker GmbH & Co. KG	Germany
Stryker Grundstücks GmbH & Co KG	Germany
Stryker Grundstücks Verwaltungs GmbH	Germany
Stryker Holdings B.V.	Netherlands
Stryker Iberia, S.L. Unipersonal	Spain
Stryker IFSC Designated Activity Company	Ireland
Stryker India Private Limited	India
Stryker International Acquisitions B.V.	Netherlands
Stryker International Holdings B.V.	Netherlands
Stryker Ireland Limited	Ireland
Stryker Italia S.r.l.	Italy
Stryker Japan K.K.	Japan
Stryker Korea Ltd.	South Korea
Stryker Lebanon (Offshore) S.A.L.	Lebanon
Stryker Leibinger GmbH & Co. KG	Germany
Stryker Luxembourg Sarl	Luxembourg
Stryker Malta Holdings Limited	Malta
Stryker Manufacturing Holdings B.V.	Netherlands
Stryker Manufacturing S. de R.L. de C.V.	Mexico
Stryker Mauritius Holding Ltd.	Mauritius
Stryker Medical London LP	Canada
Stryker Medtech K.K.	Japan
Stryker Medtech Limited	Ireland
Stryker Mexico Holdings B.V.	Netherlands
Stryker Mexico SA de CV	Mexico
Stryker Nederland B.V.	Netherlands
Stryker New Zealand Limited	New Zealand
Stryker NV Operations Limited	Ireland
Stryker Osteonics AG	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Performance Solutions, LLC	USA - New Jersey
Stryker Poland Services sp. z o.o.	Poland
Stryker Polska sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos, Unipessoal, Lda.	Portugal
Stryker Professional Latin America S. de R.L. de C.V.	Mexico
Stryker Puerto Rico Holdings B.V.	Netherlands
Stryker Puerto Rico Sales, LLC	Puerto Rico
Stryker Puerto Rico, LLC	Puerto Rico
Stryker Renovation Services, LLC	USA - Delaware
Stryker Romania SRL	Romania
Stryker Sales LLC	USA - Michigan
Stryker Servicios Administrativos S.de R.L. de C.V.	Mexico
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spine Sarl	Switzerland
Stryker Spine SAS	France
Stryker Sustainability Solutions, Inc.	USA - Delaware
Stryker Tibbi Cihazlan Sanayi ve Ticaret Limited Sirketi	Turkey
Stryker Tijuana Operations, S. de R.L. de C.V.	Mexico
Stryker Trauma GmbH	Germany
Stryker Turkish Holdings B.V.	Netherlands
Stryker UK Limited	United Kingdom

Exhibit 21(i)

Name of Subsidiary	State or Country of Incorporation

Stryker Unite, Ltd.	Bermuda
Stryker Verwaltungs GmbH	Germany
Stryker Vietnam Company Limited	Vietnam
SYK Costa Rica Services Sociedad De Responsabilidad Limitada	Costa Rica
Thermedx LLC	USA - Ohio
TMG France SAS	France
TMJ Solutions, LLC	USA - Delaware
Tornier Orthopedics Ireland Limited	Ireland
Tornier Pty Ltd.	Australia
Tornier SAS	France
Tornier Scandinavia A/S	Denmark
Tornier UK Limited	United Kingdom
Tornier US Holdings, Inc.	USA - Delaware
Tornier, Inc.	USA - Delaware
Trauson (China) Medical Instrument Company Limited	China
Trauson (Hong Kong) Company Limited	Hong Kong
Trauson Holdings (B.V.I.) Company Limited	British Virgin Islands
Trauson Holdings (Hong Kong) Company Limited	Hong Kong
Trauson Holdings Company Limited	Cayman Islands
Trooper Holdings Inc.	USA - Delaware
TSO3 Corporation	United States
TSO3 Inc.	Canada
Wright DutchCo B.V.	Netherlands
Wright Medical Australia Pty Limited	Australia
Wright Medical Brasil Ltda	Brazil
Wright Medical Costa Rica, S.A.	Costa Rica
Wright Medical Device (Shanghai) Co., Ltd.	China
Wright Medical Group, Inc.	USA - Delaware
Wright Medical Netherlands B.V.	Netherlands
Wright Medical Singapore Pte Ltd	Singapore
Wright Medical Technology, Inc.	USA - Delaware
Wright Medical UK Ltd	United Kingdom
Wright PacRim, Inc.	USA - Delaware
ZipLine Medical Consulting (Shanghai) Co., Ltd.	China
ZipLine Medical Hong Kong Limited	Hong Kong
ZipLine Medical, Inc.	USA - Delaware

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries, with the exception of any designated by an asterisk (*), which Stryker Corporation directly or indirectly owns a majority of the outstanding voting securities.